UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2004

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairments.

On December 31, 2004, Alcoa Inc. committed to a plan to sell certain noncore assets consisting of all of its telecommunications business and a small casting business. Total charges are estimated to range from $70 to $75 million and reflect the reduction in estimated fair values of these assets. The charges will be reflected in discontinued operations in the fourth quarter and full year 2004 financial statements. The largest portion of the charge relates to Alcoa’s exiting of the AFL telecommunications business. A copy of Alcoa’s press release dated January 4, 2005 relating to the AFL transaction is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following is filed as an exhibit to this report:

99	Alcoa Inc. press release dated January 4, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ LAWRENCE R. PURTELL
Lawrence R. Purtell Executive Vice President and General Counsel

Dated: January 5, 2005

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EXHIBIT INDEX

Exhibit No.	Description
99	Alcoa Inc. press release dated January 4, 2005.

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